UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2022

WestRock Company
(Exact name of registrant as specified in charter)

Delaware	001-38736	37-1880617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 Abernathy Road, Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

(770) 448-2193
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WRK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On August 18, 2022, WestRock Company, a Delaware corporation (the “Company”), entered into Amendment No. 1 to the Credit Agreement, dated July 7, 2022 (the “Existing Credit Agreement”), among the Company, WRKCo Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“WRKCo”), and certain other subsidiaries of the Company, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Amendment,” and the Existing Credit Agreement as so amended, the “Amended Credit Agreement”).  The Amendment provides for an unsecured delayed draw term loan facility pursuant to the incremental borrowing provisions of the Existing Credit Agreement in an aggregate principal amount of up to $1.0 billion (the “Term Facility”), which WRKCo may borrow, subject to customary terms and conditions, in a single draw through May 31, 2023.  The Term Facility is guaranteed by the Company and certain of its other subsidiaries.  Proceeds from a loan under the Term Facility, if drawn, will finance the recently announced acquisition of the remaining ownership interest in Grupo Gondi, together with any fees and expenses incurred in connection therewith and/or be used for working capital and general corporate purposes.  Any such loan will mature on August 18, 2025, although WRKCo may, in its sole discretion, extend the maturity date by one year pursuant to the terms of the Amended Credit Agreement.

At the option of WRKCo, a loan under the Term Facility will bear interest at either Term SOFR or an alternate base rate, in each case plus an applicable interest rate margin that will fluctuate between 0.875% per annum and 1.500% per annum for a Term SOFR loan or between 0.000% per annum and 0.500% per annum for an alternate base rate loan based upon the Company’s corporate credit ratings or the Leverage Ratio (as defined in the Amended Credit Agreement), whichever yields a lower applicable interest rate margin, at such time.  A Term SOFR loan will be subject to a credit spread adjustment equal to 0.100% per annum.  Any loan under the Term Facility may be prepaid at any time without premium, and it may not be reborrowed.  The foregoing summary of the Amendment and the Amended Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.  The following items are filed as exhibits to this report.

Exhibit No.	Description
99.1
Amendment No. 1, dated as of August 18, 2022, among WestRock Company, certain subsidiaries of WestRock Company, the Lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTROCK COMPANY
(Registrant)

Date: August 24, 2022	By:	/s/ Denise R. Singleton
Denise R. Singleton
Executive Vice President, General Counsel and Secretary